Exhibit 15.2

北京	上海	深圳	杭州	广州	昆明	天津	成都	宁波	福州	西安	南京	南宁	济南	香港	巴黎	马德里	硅谷
BEIJING	SHANGHAI	SHENZHEN	HANGZHOU	GUANGZHOU	KUNMING	TIANJIN	CHENGDU	NINGBO	FUZHOU	XI’AN	NANJING	NANNING	JINAN	HONG KONG	PARIS	MADRID	SILICON VALLEY

中国上海市北京西路968号嘉地中心23-25层  邮编：200041

23-25/F, Garden Square, 968 West Beijing Road, Shanghai 200041, China

电话/Tel: +86 21 52341668  传真/Fax: +86 21 52341670

网址/Website:http://www.grandall.com.cn

April 27, 2018

PPDAI Group Inc.

Building G1, No. 999 Dangui Road

Pudong New District

Shanghai 201203

People’s Republic of China

Dear Sir or Madam,

Re: The Annual Report of PPDAI Group Inc.

We hereby consent to the use of our name under the Sections entitled “Risk Factors” and “Organizational Structure” included in the Annual Report on Form 20-F (“the Annual Report”), originally filed by PPDAI Group Inc. on April 27, 2018, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the filing of this consent as an exhibit to the Annual Report. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Grandall Law Firm (Shanghai)

Grandall Law Firm (Shanghai)